Exhibit 10.13.4

MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. 3

(MESA SPARE PARTS FACILITY)

THIS MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. 3 (MESA SPARE PARTS FACILITY) dated November 23, 2016 (this “Mortgage Supplement”) made by MESA AIRLINES, INC., a Nevada corporation (the “Grantor”), in favor of CIT BANK, N.A., acting as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

BACKGROUND

A.        The Mortgage and Security Agreement (Mesa Spare Parts Facility), dated as of August 30, 2016 (the “Mortgage”), between, inter alios, the Grantor and the Collateral Agent, with the following attached thereto (i) Mortgage and Security Agreement Supplement No. 1 (Mesa Spare Parts Facility) dated August 30, 2016 and (ii) Mortgage and Security Agreement Supplement No. 2 (Mesa Spare Parts Facility) dated August 30, 2016, which was recorded by the Federal Aviation Administration on October 5, 2016 as Conveyance No. CW0010632, and provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Collateral Agent. Capitalized terms used in this Mortgage Supplement without definition have the meanings specified in the Mortgage (whether by reference to another document or otherwise).

B.        The Mortgage was entered into between the Grantor and the Collateral Agent in order to secure the Obligations of the Grantor and each of the other Borrowers under that certain Credit Agreement dated as of August 12, 2016 (as the same may be amended, restated, amended and restated, modified, supplemented, renewed or replaced from time to time, the “Credit Agreement”) among Grantor, Mesa Air Group Airline Inventory Management, L.L.C., Mesa Air Group, Inc., the other Loan Parties party thereto, the Lenders party thereto and the Collateral Agent, as administrative agent.

C.        The Mortgage Supplement is being filed as a supplement to the Mortgage to cover the items of Equipment described in Exhibit 1 hereto.

NOW, THEREFORE, that to secure the prompt and complete payment and performance when due of the Obligations of the Grantor and each other Borrower under the Credit Agreement and each of the other Loan Documents, to secure the performance and observance by the Grantor and each other Borrower of all the agreements, covenants and provisions contained in the Mortgage and in the Loan Documents to which they are a party for the benefit of the Collateral Agent on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its respective successors and assigns, for the security and benefit of the Secured Parties and such other Persons, a first priority

Mortgage Supplement No. 3 – Mesa Airlines

continuing security interest in and first priority mortgage Lien on the following described property:

1.        The Engines described on Exhibit 1 hereto (each such engine having 550 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to any airframe) in each case, together with all Parts that are from time to time incorporated or installed in or attached thereto or that shall be removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

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Mortgage Supplement No. 3 – Mesa Airlines

IN WITNESS WHEREOF, the Grantor has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

MESA AIRLINES, INC., as Grantor

By:
Name: Title:

Mortgage Supplement No. 3 – Mesa Airlines

EXHIBIT 1

TO

MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. 3

(MESA SPARE PARTS FACILITY)

DESCRIPTION OF EQUIPMENT

ENGINES:

Manufacturer	Manufacturer’s Model	Serial Number
General Electric General Electric General Electric General Electric General Electric	CF34-8C5 CF34-8C5 CF34-8C5 CF34-8C1 CF34-8C5	195600 195601 195604 965251 194450

Mortgage Supplement No. 3 – Mesa Airlines